UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                          August 17, 2004

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 and 8.01                            Entry into a Material Definitive Agreement and Other Events

On August 17, 2004, Affiliated Managers Group, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, The Bank of New York, as documentation agent, and the several lenders from time to time parties thereto (the “New Credit Facility”). The New Credit Facility replaces the Company’s previous $250 million senior revolving credit facility and allows the Company to borrow up to $390 million at specified rates of interest that vary depending on the Company’s credit rating.  Subject to the agreement of the lenders to increase their commitments, the Company has the option to borrow up to an additional $60 million under such facility.  The New Credit Facility contains financial covenants with respect to net worth, leverage and interest coverage, and also contains customary affirmative and negative covenants, including limitations on indebtedness, liens, cash dividends and fundamental corporate changes. Any borrowings under the New Credit Facility would be collateralized by pledges of capital stock or other equity interests owned by the Company.  The Company issued a press release on August 27, 2004 regarding the New Credit Facility, a copy of which is attached to this report as Exhibit 99.1.

On August 30, 2004, the Company entered into a short term loan with The Bank of New York pursuant to which the Company borrowed $51 million (the “Term Loan”).  The proceeds were used by the Company to refinance the purchase of certain outstanding senior notes due 2006, which were originally issued with the Company’s 2001 PRIDES and which were tendered to the Company in its recently completed tender offer. The Term Loan matures on November 17, 2004, the settlement date for the purchase contracts component of the 2001 PRIDES, and is collateralized by a pledge of the Company’s interests in principal strips of U.S. Treasury securities that have been pledged by certain holders of 2001 PRIDES to secure their obligations under the purchase contracts.

ITEM 2.03                              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

ITEM 7.01                              Regulation FD Disclosure

The Company issued a press release on August 24, 2004 regarding the formation of Managers Investment Group, LLC, a copy of which is attached to this report as Exhibit 99.2.

ITEM 9.01                              Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of August 17, 2004, by and among the Company, Bank of America, N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, The Bank of New York, as documentation agent, and the several lenders from time to time parties thereto.

2

10.2

Credit Agreement, dated as of August 30, 2004, by and among the Company, The Bank of New York, as administrative agent, and the several banks and other financial institutions from time to time parties thereto, as lenders.

10.3

Pledge and Security Agreement, dated as of August 17, 2004, by and among the Company, the Bank of America, N.A., as agent, and the several lenders from time to time parties to the Amended and Restated Credit Agreement.

10.4	Pledge and Security Agreement, dated as of August 30, 2004, by and among the Company, The Bank of New York, as agent, and the several lenders from time to time parties to the Credit Agreement.

99.1*	Press Release issued by the Company on August 27, 2004.

99.2*	Press Release issued by the Company on August 24, 2004.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: September 3, 2004
	By:	/s/ Darrell W. Crate
		Name:	Darrell W. Crate
		Title:	Chief Financial Officer, Executive Vice President and Treasurer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of August 17, 2004, by and among the Company, Bank of America, N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, The Bank of New York, as documentation agent, and the several lenders from time to time parties thereto.

10.2

Credit Agreement, dated as of August 30, 2004, by and among the Company, The Bank of New York, as administrative agent, and the several banks and other financial institutions from time to time parties thereto, as lenders.

10.3

Pledge and Security Agreement, dated as of August 17, 2004, by and among the Company, the Bank of America, N.A., as agent, and the several lenders from time to time parties to the Amended and Restated Credit Agreement.

10.4	Pledge and Security Agreement, dated as of August 30, 2004, by and among the Company, The Bank of New York, as agent, and the several lenders from time to time parties to the Credit Agreement.

99.1*	Press Release issued by the Company on August 27, 2004.

99.2*	Press Release issued by the Company on August 24, 2004.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.